BOYD GAMING REPORTS SECOND QUARTER RESULTS

- Las Vegas Locals Segment Posts Second Quarter Increases -

- Downtown Las Vegas Continues Strong Performance -

- Company Declares Quarterly Dividend -

LAS VEGAS, NV - AUGUST 1, 2007 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2007.

Recent Highlights

  Las Vegas Locals segment posts strong second quarter 2007 operating results, with increases in net revenues and Adjusted EBITDA(1) over the 2006 period.
  Midwest and South sector reflects normalization at Treasure Chest, where net revenues and Adjusted EBITDA stabilized at similar levels for the third consecutive quarter. Results in the sector were boosted by growth in Adjusted EBITDA at Sam's Town Tunica, Par-A-Dice and Sam's Town Shreveport.
  Downtown Las Vegas segment registers another solid quarterly performance in the second quarter 2007.
  Company begins construction of its Echelon development on June 19 and finalizes design and development plans for the Mondrian and Delano hotels at Echelon.
  Company declares quarterly dividend of $0.15 per share payable September 4, 2007 to shareholders of record as of the close of business on August 17, 2007.

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Second Quarter Results

We reported second quarter 2007 income from continuing operations of $22.9 million, or $0.26 per share, compared with $12.4 million, or $0.14 per share, in the same period 2006. Including discontinued operations, we reported net income for the second quarter 2007 of $22.1 million, or $0.25 per share, compared to net income of $10.2 million, or $0.11 per share, reported in the same period 2006. Per share earnings discussed throughout this release are reported on a diluted basis.

Adjusted Earnings(1) from continuing operations for the second quarter 2007 were $39.9 million, or $0.45 per share, compared to $44.5 million, or $0.49 per share, for the same period in 2006. During the second quarter 2007, certain pre-tax adjustments that had a net effect of reducing income from continuing operations by $26.3 million ($17.0 million, net of tax, or $0.19 per share) were as follows:

  $16.9 million loss on early retirements of our 8.75% senior subordinated notes and our former bank credit facility.
  $6.6 million for preopening expenses primarily associated with our Echelon development.
  $5.3 million for other charges, including a $3.2 million estimated property tax charge retroactive to January 1, 2006 at Blue Chip. During the quarter, Blue Chip received a notice indicating an unanticipated increase of nearly 400% to its assessed property value.
  $2.6 million credit for the increase in value of our derivative instruments.

By comparison, the second quarter 2006 included certain pre-tax adjustments that reduced income from continuing operations by $49.8 million ($32.2 million, net of tax, or $0.35 per share) to $12.4 million.

Net revenues were $511.4 million for the second quarter 2007, a decrease of 7.3% from the same quarter in 2006. Total Adjusted EBITDA was $143.7 million in the second quarter 2007 (or $146.9 million, excluding a $3.2 million estimated retroactive property tax charge for an unanticipated increase in assessed property value at Blue Chip). Total Adjusted EBITDA was $153.6 million for the same period 2006 (or $160.3 million, excluding a $6.7 million charge for a retroactive gaming tax assessment at our Par-A-Dice property). The decreases were chiefly due to the closure of the Stardust, normalization of operating results at Treasure Chest, and increased competition in the Atlantic City region.

Keith Smith, President and Chief Operating Officer of Boyd Gaming, commented, "We are encouraged by the resilience of our Las Vegas Locals business, which grew despite a significant year-over-year increase in capacity. The Midwest and South continues to reflect normalization of our Treasure Chest operation; this was the third consecutive quarter at similar Adjusted EBITDA levels for Treasure Chest, and importantly, well ahead of pre-hurricane levels. At Blue Chip, we remain focused on the opening of an additional competitor in that market, and are optimistic about our long-term competitive position, especially with the addition of our new hotel late next year."

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

In our Las Vegas Locals segment, second quarter 2007 net revenues were $211.2 million versus $205.1 million for the second quarter 2006. Second quarter 2007 Adjusted EBITDA was $66.8 million compared to $65.2 million in the same quarter 2006.

In our Midwest and South sector, we recorded $235.2 million in net revenues for the second quarter 2007, compared to $245.9 million for the same period in 2006. Adjusted EBITDA for the period was $54.9 million (or $58.1 million, excluding a $3.2 million estimated retroactive property tax charge for an unanticipated increase in assessed property value at Blue Chip). By comparison, Adjusted EBITDA for the second quarter 2006 was $58.6 million (or $65.3 million, excluding a $6.7 million charge for a retroactive gaming tax assessment at our Par-A-Dice property).

Our Downtown Las Vegas properties continued their solid performance, generating net revenues of $65.0 million and Adjusted EBITDA of $13.2 million for the second quarter 2007, versus $65.1 million and $12.9 million, respectively, for the second quarter 2006.

In Atlantic City, Borgata's gaming revenue rose 3.0% over last year's second quarter, as the property continued to lead the market. Borgata's market share also increased during the quarter, growing from 13.3% a year ago to 14.6% in the 2007 quarter. Non-gaming revenue increased by 11.5% over the same period in the previous year, largely due to Borgata's public space expansion, which added significant non-gaming amenities. However, net income for Borgata was $28.9 million for the second quarter 2007, compared to $34.8 million in the same period last year. Adjusted EBITDA was $54.5 million, compared to $57.6 million for the second quarter 2006. These second quarter declines were mainly attributable to expanded regional competition, as well as higher fixed costs related to Borgata's public space expansion.

Year-To-Date Results

Income from continuing operations for the six months ended June 30, 2007 was $58.0 million, or $0.66 per share, as compared to $77.6 million, or $0.85 per share for the six months ended June 30, 2006. Net income, which includes the results from discontinued operations, was $240.0 million, or $2.71 per share, for the 2007 year-to-date period compared to $73.4 million, or $0.81 per share, for the six-month period ended June 30, 2006. Net income for the 2007 period includes a $285 million gain on the disposition of the Barbary Coast.

Adjusted Earnings from continuing operations for the six months ended June 30, 2007 were $83.9 million, or $0.95 per share, as compared to $116.6 million, or $1.28 per share for the six-month period in 2006.

Net revenues were $1.0 billion and $1.1 billion for the six months ended June 30, 2007 and 2006, respectively. Total Adjusted EBITDA was $299.1 million for the current six-month period (or $302.3 million, excluding a $3.2 million estimated retroactive property tax charge for an unanticipated increase in assessed property value at Blue Chip). By comparison, Total Adjusted EBITDA for the 2006 period was $356.1 million (or $362.8 million, excluding a $6.7 million charge for a retroactive gaming tax assessment at our Par-A-Dice property).

Development Update

Development continues to progress with each of our key growth initiatives:

  In Atlantic City, Borgata is adding The Water Club, an 800-room boutique hotel directly connected to the property. The 43-story tower was topped off on July 20. The $400 million project remains on budget and on time to open early next year.
  Construction is well underway in Michigan City, Indiana, on a $130 million expansion of Blue Chip that will add 300 new guest rooms, a spa and fitness center, additional meeting and event space, new dining and nightlife experiences, and a new entrance porte cochere. The project is scheduled to open in late 2008.
  In South Florida, we continue to work on our plans for the addition of a casino and other amenities at Dania Jai-Alai. Once we have finalized our design plans, we intend to announce a more definitive project scope and timeline. We remain optimistic about the long-term potential of a gaming entertainment center at Dania Jai-Alai and are taking additional time to ensure we design a facility that offers an appropriate mix of entertainment amenities for this market.
  In June, we began construction of our Echelon development on the Las Vegas Strip. We also announced the design and development plans for the Mondrian and Delano hotels at Echelon. Echelon is expected to open in the third quarter 2010.

Bill Boyd, Chairman and Chief Executive Officer, said, "Our development projects will transform our Company, providing us with substantial growth opportunities well into the future. With Echelon, our Company will once again become a major player on the Las Vegas Strip, as we redefine the Las Vegas luxury resort experience. In Atlantic City, The Water Club will take Borgata to a new level of sophistication, reaching new visitors and adding a new dimension to our brand proposition. At Blue Chip, last year's casino expansion demonstrated our ability to leverage our brand in more distant markets than ever before, an opportunity we plan to seize with the addition of more amenities and upscale hotel rooms."

Boyd Gaming Branding Initiative

We continue to make progress on our company-wide branding initiative that will position our individual properties as part of a larger network, creating additional synergies and further leveraging Boyd Gaming's highly-regarded blend of gaming excitement and personal service. Our goal is to reward and build customer loyalty, drive cross-property visitation, and offer the ability to seamlessly earn and redeem rewards at any Boyd property.

As part of this initiative, we are developing three regional "One Card" player reward programs that will unify the existing player cards used by our properties. Each of the regional programs will be connected to a national system, while being tailored to the varying dynamics of the individual markets in which we operate, providing our properties with the flexibility to adapt to regional and local market conditions.

Implementation of our branding initiatives remains on schedule for a phased rollout beginning in the fourth quarter of this year.

Dividend

Our Board of Directors declared a quarterly dividend of $0.15 per share, payable September 4, 2007 to shareholders of record as of the close of business on August 17, 2007.

Key Financial Statistics

The following is additional information as of and for the three months ended June 30, 2007:

  June 30 debt balance: $2.21 billion
  June 30 cash: $159.4 million
  Dividends paid in the quarter: $13.1 million
  Maintenance capital expenditures during the quarter: $23.8 million
  Expansion capital expenditures during the quarter: $41.7 million
  Capitalized interest during the quarter: $4.6 million
  Cash distribution to the Company from Borgata in the quarter: $17.6 million
  June 30 debt balance at Borgata: $626.1 million

Conference Call Information

We will host our second quarter 2007 conference call today, Wednesday, August 1 at 12:00 p.m. Eastern. The conference call number is 800.884.5695 and the passcode is 33462659. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at www.boydgaming.com.

Following the call's completion, a replay will be available by dialing 888.286.8010 on Wednesday, August 1, beginning two hours after the completion of the call and continuing through Wednesday, August 8. The passcode for the replay will be 33768785. The replay will also be available on the Internet at www.boydgaming.com.

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Income from continuing operations for the three and six months ended June 30, 2007 and 2006:

                                                                       Three Months Ended        Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
                                                                    -----------  -----------  -----------  ----------
Net Revenues
    Las Vegas Locals                                               $   211,233  $   205,069  $   429,921  $  429,213
    Stardust (a)                                                            --       35,443           --      74,386
    Downtown Las Vegas (b)                                              64,984       65,067      128,817     129,597
    Midwest and South                                                  235,174      245,911      469,683     507,916
                                                                    -----------  -----------  -----------  ----------
            Net revenues                                           $   511,391  $   551,490  $ 1,028,421  $1,141,112
                                                                    ===========  ===========  ===========  ==========
Adjusted EBITDA
    Las Vegas Locals                                               $    66,844  $    65,193  $   141,423  $  147,143
    Stardust (a)                                                            --        4,620           --      11,378
    Downtown Las Vegas                                                  13,156       12,906       27,037      26,922
    Midwest and South                                                   54,917       58,587      112,198     142,446
                                                                    -----------  -----------  -----------  ----------
        Wholly-owned property Adjusted EBITDA                          134,917      141,306      280,658     327,889
        Corporate expense (d)                                           (9,995)      (9,085)     (22,188)    (18,575)
                                                                    -----------  -----------  -----------  ----------
            Wholly-owned Adjusted EBITDA                               124,922      132,221      258,470     309,314
        Our share of Borgata's operating income before net
          amortization, preopening and other items (e)                  18,778       21,419       40,650      46,810
                                                                    -----------  -----------  -----------  ----------
            Adjusted EBITDA (f)                                        143,700      153,640      299,120     356,124
                                                                    -----------  -----------  -----------  ----------
Other operating costs and expenses
    Deferred rent                                                        1,130        1,158        2,260       2,315
    Depreciation and amortization (g)                                   42,262       48,787       83,198      98,291
    Preopening expenses                                                  6,062        7,249       10,512      13,094
    Our share of Borgata's preopening expenses                             539        1,908        1,009       2,573
    Our share of Borgata's loss on asset disposals                         201           42          167         188
    Share-based compensation expense                                     4,366        5,771        8,550      11,065
    Write-downs and other charges, net                                   1,972       31,249       10,980      32,740
                                                                    -----------  -----------  -----------  ----------
            Total other operating costs and expenses                    56,532       96,164      116,676     160,266
                                                                    -----------  -----------  -----------  ----------
Operating income                                                        87,168       57,476      182,444     195,858
                                                                    -----------  -----------  -----------  ----------
Other non-operating costs and expenses
    Interest expense, net (c)                                          (33,687)     (36,238)     (70,235)    (71,052)
    Loss on early retirements of debt                                  (16,945)          --      (16,945)         --
    Increase in value of derivative instruments                          2,601           --        2,525          --
    Our share of Borgata's non-operating expenses, net                  (3,574)      (2,070)      (7,375)     (4,295)
                                                                    -----------  -----------  -----------  ----------
            Total other non-operating costs and expenses               (51,605)     (38,308)     (92,030)    (75,347)
                                                                    -----------  -----------  -----------  ----------
Income from continuing operations before provision
    for income taxes                                                    35,563       19,168       90,414     120,511
Provision for income taxes                                             (12,622)      (6,802)     (32,368)    (42,876)
                                                                    -----------  -----------  -----------  ----------

Income from continuing operations                                  $    22,941  $    12,366  $    58,046  $   77,635
                                                                    ===========  ===========  ===========  ==========
  The Stardust closed on November 1, 2006 to make way for our Las Vegas Strip development, Echelon.
  Includes revenues related to Vacations Hawaii and other travel agency related entities of $11.7 million and $13.8 million for the three months ended June 30, 2007 and 2006, respectively, and $22.5 million and $26.6 million for the six months ended June 30, 2007 and 2006, respectively.
  Net of interest income and amounts capitalized.
  The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table:

                                                                       Three Months Ended         Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Corporate expense as reported on our condensed
   consolidated statements of operations                           $    13,544  $    13,581  $    28,815  $   27,089
Corporate share-based compensation expense                              (3,549)      (4,496)      (6,627)     (8,514)
                                                                    -----------  -----------  -----------  ----------
Corporate expense as reported on the accompanying table            $     9,995  $     9,085  $    22,188  $   18,575
                                                                    ===========  ===========  ===========  ==========
  The following table reconciles the presentation of our share of Borgata's operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata's results on the accompanying table:

                                                                       Three Months Ended        Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Operating income from Borgata, as reported on our
     condensed consolidated statements of operations               $    17,713  $    19,144  $    38,825  $   43,400
Add back:
    Net amortization expense related to our
        investment in Borgata                                              325          325          649         649
    Our share of preopening expenses                                       539        1,908        1,009       2,573
    Our share of loss on asset disposals                                   201           42          167         188
                                                                    -----------  -----------  -----------  ----------
Our share of Borgata's operating income before net
    amortization, preopening and other items                       $    18,778  $    21,419  $    40,650  $   46,810
                                                                    ===========  ===========  ===========  ==========
  The following table reconciles Adjusted EBITDA to EBITDA and Income from continuing operations:

                                                                       Three Months Ended        Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Adjusted EBITDA                                                    $   143,700  $   153,640  $   299,120  $  356,124
    Deferred rent                                                        1,130        1,158        2,260       2,315
    Preopening expenses                                                  6,062        7,249       10,512      13,094
    Our share of Borgata's preopening expenses                             539        1,908        1,009       2,573
    Our share of Borgata's loss on asset disposals                         201           42          167         188
    Share-based compensation expense                                     4,366        5,771        8,550      11,065
    Write-downs and other charges, net                                   1,972       31,249       10,980      32,740
    Loss on early retirements of debt                                   16,945           --       16,945          --
    Increase in value of derivative instruments                         (2,601)          --       (2,525)         --
    Our share of Borgata's non-operating expenses, net                   3,574        2,070        7,375       4,295
                                                                    -----------  -----------  -----------  ----------
EBITDA                                                                 111,512      104,193      243,847     289,854
    Depreciation and amortization                                       42,262       48,787       83,198      98,291
    Interest expense, net                                               33,687       36,238       70,235      71,052
    Provision for income taxes                                          12,622        6,802       32,368      42,876
                                                                    -----------  -----------  -----------  ----------
Income from continuing operations                                  $    22,941  $    12,366  $    58,046  $   77,635
                                                                    ===========  ===========  ===========  ==========
  The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table:

                                                                       Three Months Ended         Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Depreciation and amortization as reported on our
   condensed consolidated statements of operations                 $    41,937  $    48,462  $    82,549  $   97,642
Net amortization expense related to our investment
   in Borgata                                                              325          325          649         649
                                                                    -----------  -----------  -----------  ----------
Depreciation and amortization as reported on
   the accompanying table                                          $    42,262  $    48,787  $    83,198  $   98,291
                                                                    ===========  ===========  ===========  ==========

BOYD GAMING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)                                                            Three Months Ended         Six Months Ended
(In thousands, except per share data)                                       June 30,                  June 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Revenues
    Gaming                                                         $   425,671  $   452,264  $   857,602  $  941,287
    Food and beverage                                                   68,955       76,560      137,261     155,791
    Room                                                                39,156       44,630       79,128      91,444
    Other                                                               33,083       37,568       65,967      73,628
                                                                    -----------  -----------  -----------  ----------
Gross revenues                                                         566,865      611,022    1,139,958   1,262,150
Less promotional allowances                                             55,474       59,532      111,537     121,038
                                                                    -----------  -----------  -----------  ----------
        Net revenues                                                   511,391      551,490    1,028,421   1,141,112
                                                                    -----------  -----------  -----------  ----------
Costs and expenses
    Gaming                                                             195,624      216,052      393,247     429,278
    Food and beverage                                                   41,260       47,986       82,497      96,710
    Room                                                                11,990       14,246       23,362      28,721
    Other                                                               25,092       28,830       48,461      55,358
    Selling, general and administrative                                 80,705       80,140      157,951     158,461
    Maintenance and utilities                                           23,750       25,363       46,428      49,561
    Depreciation and amortization                                       41,937       48,462       82,549      97,642
    Corporate expense                                                   13,544       13,581       28,815      27,089
    Preopening expenses                                                  6,062        7,249       10,512      13,094
    Write-downs and other charges, net                                   1,972       31,249       10,980      32,740
                                                                    -----------  -----------  -----------  ----------
       Total costs and expenses                                        441,936      513,158      884,802     988,654
                                                                    -----------  -----------  -----------  ----------
Operating income from Borgata                                           17,713       19,144       38,825      43,400
                                                                    -----------  -----------  -----------  ----------
Operating income                                                        87,168       57,476      182,444     195,858
                                                                    -----------  -----------  -----------  ----------
Other income (expense)
    Interest income                                                        110           36          110          72
    Interest expense, net of amounts capitalized                       (33,797)     (36,274)     (70,345)    (71,124)
    Loss on early retirements of debt                                  (16,945)          --      (16,945)         --
    Increase in value of derivative instruments                          2,601           --        2,525          --
    Other non-operating expenses from Borgata, net                      (3,574)      (2,070)      (7,375)     (4,295)
                                                                    -----------  -----------  -----------  ----------
       Total                                                           (51,605)     (38,308)     (92,030)    (75,347)
                                                                    -----------  -----------  -----------  ----------

Income from continuing operations before provision
    for income taxes                                                    35,563       19,168       90,414     120,511
Provision for income taxes                                             (12,622)      (6,802)     (32,368)    (42,876)
                                                                    -----------  -----------  -----------  ----------
Income from continuing operations                                       22,941       12,366       58,046      77,635

Discontinued operations:
    Income (loss) from discontinued operations (including a
        gain on disposition of $285,033 during the
        six months ended June 30, 2007)                                 (1,284)      (3,355)     281,672      (6,652)
   (Provision for) benefit from income taxes                               455        1,149      (99,740)      2,417
                                                                    -----------  -----------  -----------  ----------
       Net income (loss) from discontinued operations                     (829)      (2,206)     181,932      (4,235)
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $    22,112  $    10,160  $   239,978  $   73,400
                                                                    ===========  ===========  ===========  ==========

Basic Net Income (Loss) Per Common Share
Income from continuing operations                                  $      0.26  $      0.14  $      0.66  $     0.87
Net income (loss) from discontinued operations                           (0.01)       (0.03)        2.09       (0.05)
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $      0.25  $      0.11  $      2.75  $     0.82
                                                                    ===========  ===========  ===========  ==========

Average Basic Shares Outstanding                                        87,497       89,635       87,369      89,473
                                                                    ===========  ===========  ===========  ==========

Diluted Net Income (Loss) Per Common Share
Income from continuing operations                                  $      0.26  $      0.14  $      0.66  $     0.85
Net income (loss) from discontinued operations                           (0.01)       (0.03)        2.05       (0.04)
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $      0.25  $      0.11  $      2.71  $     0.81
                                                                    ===========  ===========  ===========  ==========

Average Diluted Shares Outstanding                                      88,714       91,103       88,588      90,978
                                                                    ===========  ===========  ===========  ==========

The following table reconciles income from continuing operations based upon generally accepted accounting principles to adjusted earnings and adjusted earnings per share:

                                                                       Three Months Ended         Six Months Ended
(In thousands, except per share data)                                       June 30,                  June 30,
                                                                    ------------------------  -----------------------
                                                                       2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Income from continuing operations                                  $    22,941  $    12,366  $    58,046  $   77,635
   Adjustments:
      Preopening expenses                                                6,062        7,249       10,512      13,094
      Our share of Borgata's preopening expenses                           539        1,908        1,009       2,573
      Our share of Borgata's loss on asset disposals                       201           42          167         188
      Accelerated depreciation for Stardust and related assets              --        2,724           --       5,294
      Increase in value of derivative instruments                       (2,601)          --       (2,525)         --
      Write-downs and other charges, net                                 1,972       31,249       10,980      32,740
      Par-A-Dice retroactive gaming tax assessment                          --        6,672           --       6,672
      Blue Chip retroactive propery tax adjustment                       3,163           --        3,163          --
      Loss on early retirements of debt                                 16,945           --       16,945          --
      Income tax effect for above adjustments                           (9,328)     (17,688)     (14,410)    (21,547)
                                                                    -----------  -----------  -----------  ----------
         Adjusted earnings                                         $    39,894  $    44,522  $    83,887  $  116,649
                                                                    ===========  ===========  ===========  ==========

      Adjusted earnings per diluted share (Adjusted EPS)           $      0.45  $      0.49  $      0.95  $     1.28
                                                                    ===========  ===========  ===========  ==========

      Weighted average diluted shares outstanding                       88,714       91,103       88,588      90,978
                                                                    ===========  ===========  ===========  ==========

The following table reports Borgata's financial results:

                                                                       Three Months Ended         Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Gaming revenue                                                     $   177,966  $   172,855  $   365,235  $  347,111
Non-gaming revenue                                                      71,686       64,282      138,423     120,383
                                                                    -----------  -----------  -----------  ----------
   Gross revenues                                                      249,652      237,137      503,658     467,494
   Less promotional allowances                                          47,553       47,765       97,829      90,554
                                                                    -----------  -----------  -----------  ----------
Net revenues                                                           202,099      189,372      405,829     376,940
Expenses                                                               147,636      131,762      290,797     254,051
Depreciation and amortization                                           16,906       14,773       33,732      29,271
Preopening expenses                                                      1,077        3,815        2,018       5,145
Loss on asset disposals                                                    403           83          334         375
                                                                    -----------  -----------  -----------  ----------
Operating income                                                        36,077       38,939       78,948      88,098
                                                                    -----------  -----------  -----------  ----------

Interest expense, net                                                   (7,823)      (4,271)     (15,516)     (8,353)
Benefit from (provision for) income taxes                                  676          130          766        (237)
                                                                    -----------  -----------  -----------  ----------
   Subtotal                                                             (7,147)      (4,141)     (14,750)     (8,590)
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $    28,930  $    34,798  $    64,198  $   79,508
                                                                    ===========  ===========  ===========  ==========

The following table reconciles our share of Borgata's financial results to the amounts reported on our condensed consolidated statements of operations:

                                                                        Three Months Ended         Six Months Ended
                                                                             June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Our share of Borgata's operating income                            $    18,038  $    19,469  $    39,474  $   44,049
Net amortization expense related to our
    investment in Borgata                                                 (325)        (325)        (649)       (649)
                                                                    -----------  -----------  -----------  ----------
Operating income from Borgata, as reported on our
    condensed consolidated statements of operations                $    17,713  $    19,144  $    38,825  $   43,400
                                                                    ===========  ===========  ===========  ==========

Other non-operating net expenses from Borgata, as reported
    on our condensed consolidated statements of operations         $    (3,574) $    (2,070) $    (7,375) $   (4,295)
                                                                    ===========  ===========  ===========  ==========

The following table reconciles operating income to Adjusted EBITDA for Borgata:

                                                                       Three Months Ended         Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Operating income                                                   $    36,077  $    38,939  $    78,948  $   88,098
Depreciation and amortization                                           16,906       14,773       33,732      29,271
Preopening expenses                                                      1,077        3,815        2,018       5,145
Loss on asset disposals                                                    403           83          334         375
                                                                    -----------  -----------  -----------  ----------
Adjusted EBITDA                                                    $    54,463  $    57,610  $   115,032  $  122,889
                                                                    ===========  ===========  ===========  ==========

The following table reconciles Adjusted EBITDA to EBITDA and Net income for Borgata:

                                                                       Three Months Ended         Six Months Ended
                                                                            June 30,                  June 30,
                                                                    ------------------------  -----------------------
(In thousands)                                                         2007         2006         2007         2006
------------------------------------------------------------------  -----------  -----------  -----------  ----------
Adjusted EBITDA                                                    $    54,463  $    57,610  $   115,032  $  122,889
Preopening expenses                                                      1,077        3,815        2,018       5,145
Loss on asset disposals                                                    403           83          334         375
                                                                    -----------  -----------  -----------  ----------
EBITDA                                                                  52,983       53,712      112,680     117,369
Depreciation and amortization                                           16,906       14,773       33,732      29,271
Interest expense, net                                                    7,823        4,271       15,516       8,353
Income taxes                                                              (676)        (130)        (766)        237
                                                                    -----------  -----------  -----------  ----------
Net income                                                         $    28,930  $    34,798  $    64,198  $   79,508
                                                                    ===========  ===========  ===========  ==========

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, change in value of derivative instruments, write-downs and other charges, net, loss on early retirements of debt, and our share of Borgata's non-operating expenses, preopening expenses and gain or loss on asset disposals. A reconciliation of Adjusted EBITDA to EBITDA and income from continuing operations, based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is income from continuing operations before preopening expenses, accelerated depreciation for Stardust and related assets, change in value of derivative instruments, write-downs and other charges, net, Par-A-Dice retroactive gaming tax assessment, Blue Chip retroactive property tax adjustment, loss on early retirements of debt, and our share of Borgata's preopening expenses and gain or loss on asset disposals. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of Adjusted EBITDA to EBITDA and income from continuing operations, based upon GAAP, and the presentation of Adjusted EPS are each included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, expenses, revenue, earnings, cash flow, Adjusted EBITDA, Adjusted Earnings or Earnings Per Share. In addition, forward-looking statements include statements regarding the resilience of the Company's Las Vegas Locals segment, the stabilization of the Company's Midwest and South region operating results and the Company's competitive position in Indiana, statements regarding Borgata, including that it continues to be a market leader, statements under the heading "Development Update" including statements regarding the timing and expected development of the Company's Echelon project, the expected opening date for Echelon, statements regarding The Water Club, including its anticipated amenities, statements that The Water Club will take Borgata to a new level of sophistication and add a new dimension to the Company's brand proposition and will reach new customers and that the project is on-budget and its expected opening date, statements regarding the proposed expansion project at Blue Chip, the anticipated cost, opening date and amenities of the new expansion project, statements regarding Dania Jai Alai, the anticipated development of the property, the Company's optimism regarding the long-term potential of the property and statements that the Company's development projects will transform the Company and provide substantial, future growth opportunities, statements under the heading "Boyd Gaming Branding Initiative", including statements regarding the goals of the branding initiative, its anticipated effects on the Company's player clubs, synergies and presence in various markets and the anticipated timing of the branding initiative. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances regarding the effects of the Company's branding initiative, that the Company's growth pipeline will yield expected results, that Borgata's position, performance or demand will change, and the timing, cost, progress or anticipated amenities and features for each of the Company's development and expansion projects. Among the factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. In addition, the Company's development and expansion projects are subject to the many risks inherent in the expansion or renovation of an existing enterprise or construction of a new enterprise, including unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company's projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company's anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure you that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company's projects to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company's projects may not help it compete with new or increased competition in its markets. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's Form 10-K for the year ended December 31, 2006, which is on file with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, Louisiana and Florida. The Company is also developing Echelon, a world-class destination resort on the Las Vegas Strip, expected to open in the third quarter 2010. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

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